Exhibit  I

                             to

                        Schedule 13G

                         Under the

              Securities Exchange Act of 1934


Pursuant to Rule 13d-1(f)(1) American Express Travel
Related Services Company, Inc. affirms it is individually eligible to use Schedule 13G and agrees that this Schedule is filed on its behalf.


American Express Travel Related
Services Company, Inc.


By:            /s/ Stephan P. Norman
Name:              Stephan P. Norman
Title:             Secretary